                                                                 Exhibit 10.5(d)

                  THIRD AMENDMENT TO CREDIT AGREEMENT BY AND
                          BETWEEN INDIAN OIL COMPANY
                         AND BANK ONE, OKLAHOMA, N.A.


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made effective the 31st day of March, 1999 by and between INDIAN OIL COMPANY, an Oklahoma corporation. (the "Borrower") and BANK ONE, OKLAHOMA, N.A. (the "Lender").


                             W I T N E S S E T H:

     WHEREAS, on December 22, 1997, Borrower and Lender entered into that certain Credit Agreement (the "Original Agreement") whereby Lender provided Borrower with a reducing, revolving line of credit in an amount, subject to a Borrowing Base, which shall not exceed $50,000,000.00 as evidenced by the Note.

     WHEREAS, on August 10, 1998 Borrower and Lender amended the Original Agreement for the first time (the "First Amendment") in order to: (i) change the Debt Service Coverage ratio calculation; (ii) waive the occurrence of certain events of default; and (iii) certain other changes more particularly set forth therein.

     WHEREAS, on February 26, 1999, Borrower and Lender amended the Original Agreement for the second time (the "Second Amendment") in order to (i) reduce the Borrower's Borrowing Base availability from $24,000,000.00 to $20,000,000.00; (ii) extend the deadline for Borrower to have completed a $12,000,000.00 equity offering until March 1, 1999; (iii) extend the deadline for Borrower to provide an audited financial statement for the fiscal year ending December 31, 1997 until April 10, 1999; and (iv) waive the occurrence of certain events of default (the Original Agreement as amended by the First and Second Amendments is referred to herein as the "Agreement").

     WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain Oil and Gas Properties; and

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

     WHEREAS, Borrower and Lender now desire to amend the Agreement for the third time in order to (i) reset the Borrowing Base, (ii) reset the Monthly Borrowing Base Reduction figure, (iii) restate the Debt Service Coverage ratio, and (iv) document such other amendments and waivers as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree to amend the agreement as follows:

     A.   CHANGES TO THE AGREEMENT.  The Agreement is hereby amended as follows:

          1. Lender's second lien position on 100% of the stock of Cibola Corporation and the 374,822 shares of TransCanada Pipelines stock is hereby released, and Lender shall execute and file any such documentation of record evidencing same.

          2. The limited Guaranty provided by Cibola Corporation and required pursuant to Section 3.5 of the Agreement, Guaranty, is hereby released and
                                          --------
returned to Cibola Corporation.

          3. The definition of "Applicable Percentage" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its
           ------------------------
entirety as follows:

          "Applicable Percentage" shall mean for any day, the margin of interest
           ---------------------
     over the LIBOR Rate that is applicable dependent upon the Interest Option selected by Borrower. The Applicable Percentage is subject to upwards adjustment based upon the Advance Ratio as follows (rounded to the nearest percentage point):

     Advance Ratio                                 Applicable Percentage
     -------------                                 ---------------------

     Greater than or equal to 51%                         2.750%
     Greater than or equal to 31%, but less than 51%      2.625%
     Less than 31%                                        2.500%

     The Applicable Percentage shall be adjusted only upon each Request for Advance and upon each Rollover Notice. Neither the Advance Ratio nor Applicable Percentage shall be recalculated during an Interest Period.

          4. The definition of "Tangible Net Worth" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its
           ------------------------
entirety as follows:

          "Tangible Net Worth" shall mean, on any date as of which the amount
           ------------------
     thereof is to be determined, the sum of the following for Borrower calculated in accordance with GAAP: (i) the amount of stated capital (less cost of treasury shares), plus (ii) the amount of surplus and retained
                               ----
     earnings (or in the case of a surplus or retained earnings deficit, minus
                                                                         -----
     the amount of such deficit), plus (iii) all debt owed to shareholders
                                  ----
     and/or Affiliates subordinated to the Obligations.

          5.   Section 2.9 of the Agreement, Borrowing Base Determinations and
                                             ---------------------------------
Monthly Borrowing Base Reductions, is hereby amended to replace all references
---------------------------------
therein to the term "June 1st" with the term "March 1st" and all references therein to the term "December 1st" with the term "September 1st" in order to change the dates for borrowing base redeterminations and redeterminations of Monthly Borrowing Base Reductions.

          6.   Section 3.6 of the Agreement, Release of MidFirst Collateral and
                                             ----------------------------------
Cibola Corporation Guaranty, is hereby deleted from the Agreement in its
---------------------------
entirety in light of Sections 1 and 2 above.

          7.   Section 6.4 of the Agreement, Reserve Reports, is hereby amended
                                             ---------------
to replace the second reference to the term "May 1" occurring in the first line of said Section 6.4 with the term "August 1" and all references in said Section
6.4 to the term "November 1" with the term "February 1".

          8.   Section 6.25 of the Agreement, Equity Infusion, is hereby deleted
                                              ---------------
and the phrase "Intentionally Deleted" is inserted in its place as follows:

          6.25.  INTENTIONALLY DELETED.

          9.     Section 7.2 of the Agreement, Debt Service Coverage Ratio , is
                                               ---------------------------
hereby amended and restated in its entirety as follows:

          7.2    Debt Service Coverage Ratio. For the quarterly
                 ---------------------------
     reporting periods ending December 31, 1998 and March 31, 1999, the ratio determined by the quotient of (i) the sum of Borrower's Net Income, as defined by GAAP, less dividends, plus depletion, depreciation, amortization and interest expense (less any accrued and unpaid interest on subordinated debt) for the quarter then ended DIVIDED BY (ii) the Borrower's interest expense (less any
           ----------
     accrued and unpaid interest on subordinated debt ) for the quarter then ended, plus any other current maturities of long term debt (exclusive of the Bank One debt or MidFirst Debt or the "Contingent Production Payment" payable to Coral Reserves, Inc., Coral Reserves Energy Corp., and/or Coral Reserves Group, Ltd. and/or any Affiliate thereof) shall not be less than 1.20 to 1.00.

          Beginning with the quarterly reporting period ending June 30, 1999 and each quarter thereafter, Borrower shall maintain a Debt Service Coverage Ratio, calculated on a quarterly basis, of not less than 1:1. For the purposes of this calculation, the Debt Service Coverage Ratio is defined as the quotient of (i) the sum of Borrower's Net Income, as defined by GAAP, less dividends, plus depletion, depreciation, amortization and interest expense (less any accrued and unpaid interest on subordinated debt) for the quarter then ended DIVIDED BY (i) the sum of the greater of
                            ----------
     (a) the quarterly sum of the Monthly Borrowing Base Reductions required at the last redetermination of the Borrowing Base or

     (b) the quarterly principal reductions required assuming a level amortization of the outstanding loan balance on the Obligations as of the quarter end over the Half Life of Borrower's Oil and Gas Properties, plus interest expense (less any accrued and unpaid interest on subordinated debt ) for the quarter then ended, plus any other current maturities of long term debt. For the purposes of this covenant, "Half Life of the Borrower's Oil and Gas Properties" shall be defined as the duration, in months, as projected by Lender, in its sole discretion, acting reasonably, during which one-half of the undiscounted future net income, net of lease operating expenses, production taxes, and capital expenditures will be realized from the Borrower's Oil and Gas Properties. The Lender's calculation of the Half Life of the Borrower's Oil and Gas Properties shall be determined and communicated to Borrower with each redetermination of the Borrowing Base and Monthly Borrowing Base Reduction.

          10.  Section 7.3 of the Agreement, Tangible Net Worth , is hereby
                                             ------------------
amended and restated in its entirety as follows:

          7.3  Tangible Net Worth. Beginning with the quarter ending
               ------------------
     December 31, 1998, maintain as of the end of the each quarterly reporting period, a minimum Tangible Net Worth of no less than $3,500,000.00 plus 75% of all Net Income (excluding any Net Losses) subsequent to December 31,1998.

          11.  An additional provision shall be added to ARTICLE VIII of the
                                                         ------------
Agreement, NEGATIVE COVENANTS, and shall be entitled " 8.16 Investments" which
           ------------------
shall state as follows:

          8.16  Investments. Make any loan or advance to any person or
                -----------
     entity or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any person or entity. Provided, however, this Section 8.16 shall not apply to Borrower's purchase or acquisition of Oil and Gas Properties or direct obligations of the United States or any agency thereof, certificates of deposit issued by any commercial bank or any mutual fund consisting of obligations of the United States or any agency thereof.

          12.  Section 9.1 of the Agreement, Enumeration of Events of Default,
                                             --------------------------------
is hereby amended at paragraph "(f)" to add an additional sentence to the end of said paragraph which shall state as follows:

          For the purposes hereof, the occurrence of a default pursuant to that certain Agreement and Plan of Merger by and between Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves Group, Ltd. and Borrower (the "Merger Agreement") or any document executed in conjunction therewith shall constitute a Default hereunder and be considered to create a Material Adverse Effect.

          13.  Section 9.1 of the Agreement, Enumeration of Events of Default,
                                             --------------------------------
is hereby amended to include a new "Event of Default", as paragraph (s), in order to make Borrower's shareholders' and/or Affiliates' failure to contribute all of their subordinated debt as equity to Borrower an Event of Default. The provision shall state as follows:

               (s) Borrower shall not have received as an equity contribution, all of the subordinated notes payable to its shareholders and/or Affiliates by close of business on September 1, 2000 .

     B.   NOTICES.

     Borrower is hereby notified of the following occurrences: Borrowing Base.
                                                               --------------
Pursuant to Section 2.9 and Section 7.2 of the Agreement, Borrower and Lender hereby affirm the Borrowing Base at $20,000,000.00 until September 1, 1999 and the Monthly Borrowing Base Reduction shall be reset at $244,000.00 beginning April 1, 1999 and the Half Life of the Borrower's Oil and Gas Properties shall be redetermined at eighty-two (82) months until the next redetermination on September 1, 1999.

     Lender hereby waives the default created by Borrower not completing a twelve million dollar equity offering by March 1, 1999.

     C.   REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender that:

          1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Corporation or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of its properties or assets, except those in favor of Lender hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms.

          4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Lender by each Borrower to induce Lender to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Lender are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Lender; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Lender.

          5. The Borrower is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrower has, and as to after acquired property or New Properties will have, good right to cause the Collateral to be hypothecated to Lender as security for the Obligations.

          6. All of Borrower's other representations and warranties set forth in Sections 5.1 through 5.22 of the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

     D.   CONDITIONS

     Lender's obligations under the Agreement, as hereby amended, is subject to the following conditions:

          1. Lender and Borrower shall have executed and delivered this Amendment.

          2. Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves Natural Gas Income Fund 1996 Limited Partnership, Coral Reserves 1996 Institutional Limited Partnership and/or Coral Reserves Group, Ltd (individually and collectively, "Coral") shall have invested $6,000,000.00 in Borrower in exchange for, among other things, an unsecured "Contingent Production Payment ("CPP") .

          3. Indian shall have made a $6,000,000.00 principal reduction on the MidFirst Debt.

          4. MidFirst shall have renewed the MidFirst Debt on terms requiring a single payment of principal and interest on or after March 1, 2000.

          5. MidFirst shall have released its mortgage on Borrower's Oil and Gas Properties.

          6. Borrower, MidFirst and Coral shall have executed an intercreditor agreement, in form and substance acceptable to Lender.

          7. Borrower's representations and warranties set forth in Section C hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

          8.   Borrower shall have satisfied all conditions set forth in Section
4.1 of the Agreement.

          9. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

          10. Lender shall have received the Amendment/Restructure Fee referred to and required pursuant to Section E(1) below.

     E.   OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. In addition to interest on the Note and in order to compensate Lender for various consents, waivers and amendments to restructure the credit facility and in consideration for the release of certain collateral discussed above, Borrower shall pay Lender an Amendment/Restructure Fee in the amount of $75,000.00.

          2. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

          3. The Obligations, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

          4. Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trusts, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents and the obligations of Borrower assuring and confirming unto Lender all or any part of the security for any such obligation. In connection herewith, Lender may require Borrower to execute additional mortgages or deeds of trust pursuant to the terms of the Agreement.

          5. The Borrowers hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Lender in preparation, execution and implementation of this Amendment and any mortgages, deeds of trust, security agreements, pledge agreements or any amendments thereto.

          6. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Lender, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Lender and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Lender's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

          7. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

     BORROWER:                INDIAN OIL COMPANY,
                              an Oklahoma corporation

                              __________________________________________
                              By:  Richard R. Dunning
                              Title: Chief Executive Officer


     LENDER:                  BANK ONE, OKLAHOMA, N.A.

                              __________________________________________
                              By: John K. Slay, Jr.
                              Title: Sr.  Vice President